Exhibit  23(n)
                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                        (Amended Effective March 1, 2003)

WHEREAS, Gartmore Mutual Funds, an Ohio business trust (the "Trust"), is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS,  the  following  have  been designated as the series and classes of the
Trust:



SERIES                                                                                                                      CLASSES
-------------------------------------------------------------------------------------------------  --------------------------------
Gartmore Millennium Growth Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, D, Institutional Service
Gartmore Growth Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, D, Institutional Service
Gartmore Nationwide Fund (formerly Gartmore Total Return Fund) . . . . . . . . . . . . . . . . .  A, B, C, D, Institutional Service
Gartmore Bond Fund (formerly Nationwide Bond Fund) . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, D
Gartmore Tax-Free Income Fund (formerly Nationwide Tax-Free Income Fund) . . . . . . . . . . . .  A, B, C, D
Gartmore Government Bond Fund (formerly Nationwide Government Bond Fund) . . . . . . . . . . . .  A, B, C, D
Gartmore Money Market Fund (formerly Nationwide Money Market Fund) . . . . . . . . . . . . . . .  Prime, Service, Institutional
Nationwide S&P 500 Index Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Service, Institutional
                                                                                                  Service
                                                                                                  Local Fund, Institutional
Nationwide Small Cap Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional Service
Gartmore Large Cap Value Fund (formerly Nationwide Large Cap Value Fund) . . . . . . . . . . . .  A, B, C, Institutional Service
Nationwide Large Cap Growth Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional Service
Gartmore Morley Capital Accumulation Fund (formerly Nationwide Morley Capital Accumulation Fund)  Service, IRA, Institutional
Gartmore U.S Growth Leaders Fund (formerly Gartmore Growth 20 Fund). . . . . . . . . . . . . . .  A, B, C, Institutional Service
Gartmore Nationwide Leaders Fund (formerly Gartmore U.S. Leaders Fund) . . . . . . . . . . . . .  A, B, C, Institutional Service
Gartmore High Yield Bond Fund (formerly Nationwide High Yield Bond Fund) . . . . . . . . . . . .  A, B, C, Institutional Service
Gartmore Value Opportunities Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional Service
Gartmore Morley Enhanced Income Fund (formerly Nationwide Morley Enhanced Income Fund) . . . . .  A, Institutional, Institutional
                                                                                                  Service
Nationwide Small Cap Index Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional
Nationwide Mid Cap Market Index Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional
Nationwide International Index Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional
Nationwide Bond Index Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional
Gartmore Investor Destinations Aggressive Fund . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Service
                                                                                                  (formerly Nationwide Investor
                                                                                                   Destinations Aggressive Fund)
Gartmore Investor Destinations Moderately Aggressive Fund. . . . . . . . . . . . . . . . . . . .  A, B, C, Service
     (formerly Nationwide Investor Destinations Moderately  Aggressive Fund*)
Gartmore Investor Destinations Moderate Fund . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Service
     (formerly Nationwide Investor Destinations Moderate Fund)
Gartmore Investor Destinations Moderately Conservative Fund. . . . . . . . . . . . . . . . . . .  A, B, C, Service
     (formerly Nationwide Investor Destinations Moderately Conservative Fund)
Gartmore Investor Destinations Conservative Fund . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Service
     (formerly Nationwide Investor Destinations Conservative Fund)
Nationwide Growth Focus Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, Institutional Service
Gartmore Global Technology and Communications Fund . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional Service
Gartmore Global Health Sciences Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional Service
NorthPointe Small Cap Value Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Institutional
Gartmore Emerging Markets Fund1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional Service
Gartmore International Growth Fund1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional Service
Gartmore Worldwide Leaders Fund1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional Service
     (formerly Gartmore Global Leaders Fund)
Gartmore European Leaders Fund1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional Service
Gartmore Global Small Companies Fund1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, Institutional Service
Gartmore OTC Fund1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional,
                                                                                                  Institutional Service
Gartmore International Small Cap Growth Fund1. . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional,
                                                                                                  Institutional Service
Gartmore Asia Pacific Leaders Fund1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional Service
Gartmore Global Financial Services Fund1 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional Service
Gartmore Global Utilities Fund1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional Service
Gartmore Micro Cap Equity Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional,
                                                                                                  Institutional Service
Gartmore Mid Cap Growth Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A, B, C, Institutional,
                                                                                                  Institutional Service
_______________________


1  Each  of  these  Funds  is  a  "GGAMT-advised  Fund."



WHEREAS, Gartmore Mutual Fund Capital Trust ("GMF") serves as investment adviser for each of the series except for the Gartmore Morley Capital Accumulation Fund, Gartmore Morley Enhanced Income Fund, and the GGAMT-advised Funds;

WHEREAS, Gartmore Morley Capital Management, Inc. serves as investment adviser for the Gartmore Morley Capital Accumulation Fund and the Gartmore Morley Enhanced Income Fund;

WHEREAS, Gartmore Global Asset Management Trust ("GGAMT") serves as investment adviser for each of the GGAMT-advised Funds listed above;

WHEREAS, Gartmore Distribution Services, Inc. ("GDSI") serves as underwriter, and Gartmore SA Capital Trust serves as fund administrator for the series of the Trust;

WHEREAS,  the  Trust  has  adopted a Distribution Plan ("12b-1 Plan") under Rule
12b-1  of  the  1940  Act  providing  for:

(1) in the case of Class A shares of the Funds, fees of not more than 0.25% per annum of average net assets;

(2) in the case of Class B shares of the Funds, fees of not more than 1.00% per annum of average net assets, of which 0.25% per annum of average net assets is considered a service fee (for the Gartmore Bond Fund, Gartmore Tax-Free Income Fund and Gartmore Government Bond Fund, fees of not more than 0.85%, of which 0.10% is considered a service fee);

(3) in the case of Class C shares of the Funds, fees of not more than 1.00% per annum of average net assets of which 0.25% per annum is considered a service fee (for the Gartmore Bond Fund, Gartmore Tax-Free Income Fund, Gartmore Government Bond Fund and Gartmore Money Market Fund, fees of not more than 0.85%, of which 0.10% is considered a service fee);

(4) in the case of the Service Class shares of the Gartmore Morley Capital Accumulation Fund, Gartmore Investor Destinations Aggressive Fund, Gartmore Investor Destinations Moderately Aggressive Fund, Gartmore Investor Destinations Moderate Fund, Gartmore Investor Destinations Moderately Conservative Fund, Gartmore Investor Destinations Conservative Fund, fees of not more than 0.25% per annum of average net assets;

(5) in the case of the Service Class shares of the Nationwide S&P 500 Index Fund and the Gartmore Money Market Fund, fees of not more than 0.15% per annum of average net assets;

(6) in the case of the IRA Class ("IRA Shares") of the Gartmore Morley Capital Accumulation Fund, fees of not more than 0.25% per annum of average net assets; and

(7) in the case of Local Fund Shares of the S&P 500 Index Fund, fees of not more than 0.07% per annum of average net assets;

WHEREAS,  the  Trust  has adopted an Administrative Services Plan providing for:

(1)     in  the  case of the Service Class Shares and IRA Shares of the Gartmore
Morley Capital Accumulation Fund, fees of not more than 0.15% per annum of average net assets, and

(2) in the case of Class A, Class D, Institutional Service Class and Service Class shares (except of the Gartmore Morley Capital Accumulation Fund) of the Funds, fees of not more than 0.25% per annum of average net assets;

WHEREAS, The Trust has established a Multiple Class Distribution System enabling the Trust, as described in its prospectuses, to offer eligible investors the option of purchasing shares of its series with the following features (not all series offer each option):

(1) with a front-end sales load (which can vary among series and which is subject to certain reductions and waivers among groups of purchasers) and providing for a 12b-1 fee, an administrative services fee and under certain circumstances, a contingent deferred sales charge ("CDSC") may be applicable for purchases sold without a sales charge and for which a finder's fee is paid (the "Class A shares of the Funds");

(2) without a front-end load, but subject to a CDSC (which can vary among series and which may be subject to certain reductions or waivers among groups of purchasers) and providing for a 12b-1 fee (the "Class B shares of the Funds");

(3) with a front-end load (which may be subject to certain reductions and waivers among groups of purchasers), and subject to a CDSC, and providing for a 12b-1 fee but not providing for an administrative services fee (the "Class C shares of the Funds");

(4) with a front-end load (which can vary among series and which is subject to certain reductions and waivers among groups of purchasers) and providing for an administrative services fee, but not providing for a 12b-1 fee (the "Class D shares of the Funds");

(5) without a front-end load or CDSC, but providing for an administrative services fee (the "Institutional Service Class shares of the Funds");

(6) without a front-end load or CDSC, but providing for a 12b-1 fee, an administrative services fee (the "Service Class shares of the Funds (except the Gartmore Morley Capital Accumulation Fund)");

(7) without a front-end load or CDSC, 12b-1 fee, or administrative service fee (the "Institutional Class shares of the Funds (except the Gartmore Morley Capital Accumulation Fund)");

(8) without a front-end load or a CDSC, but providing for a 12b-1 fee, an administrative services fee, and subject to a redemption fee in certain circumstances (the "Service Class shares and IRA shares of the Gartmore Morley Capital Accumulation Fund");

(9) without a front-end load or a CDSC, but subject to a redemption fee in certain circumstances (the "Institutional Class shares of the Gartmore Morley Capital Accumulation Fund");

(10) without a front-end load or CDSC or 12b-1 fee, but with an administrative service fee (the "Prime Shares of the Money Market Fund"); and

(11) without a front-end load or a CDSC, but providing for a 12b-1 fee (the "Local Fund shares of the Nationwide S&P 500 Index Fund").

WHEREAS, redemption fees will be charged by all classes of the Gartmore Millennium Growth Fund, Gartmore Value Opportunities Fund, Gartmore Worldwide Leaders Fund, Gartmore U.S. Growth Leaders, Gartmore Emerging Markets Fund, Gartmore European Leaders Fund, Gartmore Global Small Companies Fund, Gartmore International Growth Fund, Gartmore International Small Cap Growth Fund, Gartmore Global Health Sciences Fund, Gartmore Global Technology and Communications Fund, Nationwide Small Cap Fund, Gartmore Nationwide Leaders Fund, Gartmore Asia Pacific Leaders Fund, Gartmore Global Financial Services
Fund, Gartmore Global Utilities Fund, Gartmore Micro Cap Equity Fund and Gartmore Mid Cap Growth Fund. These fees will be limited to a maximum of 2.00%, or the limit currently required by the Securities and Exchange Commission, and the structure of these fees will be stated in each applicable Fund's prospectus.

WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing interests in the same portfolio notwithstanding Sections 18(f)(1) and 18(i) under the 1940 Act if, among other things, such investment company adopts a written plan setting forth the separate arrangements and expense allocation of each class and any related conversion features or exchange privileges;

NOW, THEREFORE, the Trust, wishing to be governed by Rule 18f-3 under the 1940 Act, hereby adopts this Rule 18f-3 Plan as follows:

1. Each class of shares of a series will represent interests in the same portfolio of investments of such series of the Trust, and be identical in all respects to each other class of that series, except as set forth below. The only differences among the various classes of shares of the series of the Trust will relate solely to (a) different distribution or service fee payments associated with any Rule 12b-1 Plan for a particular class of shares and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such Plan or any amendment thereto), which will be borne solely by shareholders of such class; and (b) different administrative service fees associated with any Administrative Services Plan; (c) different Class Expenses, which will be limited to the following expenses as determined by the Trustees to be attributable to a specific class of shares: (i) transfer agency fees identified as being attributable to a specific class; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class; (iii) Blue Sky notification and/or filing fees incurred by a class of shares; (iv) SEC registration fees incurred by a class; (v) expenses of administrative personnel and services as required to support the shareholders of a specific class; (vi) litigation or other legal expenses and audit or other accounting expenses relating solely to one class; (vii) Trustee fees or expenses incurred as a result of issues relating to one class; (viii) shareholder meeting costs that relate to a specific class; (ix) wrapper fees, premiums and expenses related to wrapper agreements for the Gartmore Morley Capital Accumulation Fund and the Gartmore Morley Enhanced Income Fund; (d) the voting rights related to any 12b-1 Plan affecting a specific class of shares or related to any other matter submitted to shareholders in which the interests of a Class differ from the interests of any other Class; (e) conversion features;
(f) exchange privileges; and (g) class names or designations. Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly applied to one class of shares of a series of the Trust shall be so applied upon approval by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

2. Under the Multiple Class Distribution System, certain expenses may be attributable to the Trust, but not to a particular series or class thereof. All such expenses will be allocated among series based upon the relative aggregate net assets of such series. Expenses that are attributable to a particular series, but not to a particular class thereof, and income, realized gains and losses, and unrealized appreciation and depreciation will be allocated to each class based on its net asset value relative to the net asset value of the series if such series does not pay daily dividends and if the series does pay daily dividends on the basis of the settled shares method (as described in Rule 18f-3(c)(iii),. Notwithstanding the foregoing, the principal underwriter, the investment adviser or other provider of services to the Trust may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

     A class of shares may be permitted to bear expenses that are directly attributable to such class including: (a) any distribution/service fees associated with any Rule 12b-1 Plan for a particular class and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such plan or any amendment thereto); (b) any administrative services fees associated with any administrative services plan for a particular class and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto) attributable to such class; and (c) any Class Expenses determined by the Trustees to be attributable to such class.

3. Class B shares of the series, other than shares purchased through reinvestment of a dividend or a distribution with respect to the Class B shares of the series, shall automatically convert to Class A shares of the same series on the date that is the first business day of the month after which the Class B shares of the series were outstanding for seven years. Such conversion will be on the basis of the relative net asset values of each class. After the conversion, such shares will have all of the characteristics and rights of Class A shares of the same series. Shares purchased through the reinvestment of a dividend or a distribution with respect to the Class B shares of the series will be converted to Class A shares of the same series in the same proportion as the number of the shareholder's Class B shares of the series converting to Class A shares of the same series bears to the shareholder's total Class B shares of the series not acquired through dividends and distributions.

4. To the extent exchanges are permitted, shares of any class of the Trust will be exchangeable with shares of the same class of another series of the Trust, or with money market fund shares of the Trust as described in the applicable prospectus. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

5. Dividends paid by a series of the Trust as to each class of its shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that any distribution/service fees, administrative services fees, and Class Expenses allocated to a class will be borne exclusively by that class.

6. Any distribution arrangement of the Trust, including distribution fees and front-end and deferred sales loads, will comply with Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.

7. The initial adoption of, and all material amendments, to this 18f-3 Plan must be approved by a majority of the members of the Trust's Trustees, including a majority of the Board members who are not interested persons of the Trust.

8. Prior to the initial adoption of, and any material amendments to, this 18f-3 Plan, the Trust's Trustees shall request and evaluate, and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the 18f-3 Plan.